Exhibit 99.1

Hot Topic, Inc. Reports April Comp Store Sales up 10.5%

Raises guidance for the 1st quarter

CITY OF INDUSTRY, Calif.--(BUSINESS WIRE)--May 4, 2011--Hot Topic, Inc. (NASDAQ Global Select Market: HOTT) today announced the sales results for its fiscal month of April, the combined March/April “Spring Break” period, and its first fiscal quarter (four weeks, nine weeks and thirteen weeks, respectively) ended April 30, 2011. A summary of the sales results by division (including Internet) is as follows:

	Comparable Store Sales % Change		Net Sales
	This Year	Last Year	$ Millions	% Change To Last Year
APRIL:
Hot Topic	11.3%	-15.4%	$33.4	8.6%

Torrid	8.4%	-2.7%	$13.1	10.7%

Total Co.	10.5%	-12.5%	$46.5	9.2%

SPRING BREAK:
Hot Topic	-0.7%	-12.8%	$78.0	-2.6%

Torrid	6.1%	3.0%	$30.0	5.9%

Total Co.	1.0%	-9.5%	$108.0	-0.3%

FIRST QUARTER:
Hot Topic	-1.3%	-12.3%	$116.1	-3.1%

Torrid	4.8%	4.8%	$45.3	5.5%

Total Co.	0.2%	-8.7%	$161.4	-0.7%

The company raised its first quarter (13 weeks ended April 30, 2011) guidance to be in the range of $0.00 to a loss of $0.02 per share, excluding the costs associated with the changes discussed in the press release issued on March 28, 2011. Previous guidance for the company was in the range of a net loss of $0.01 to $0.04 per share based upon a comparable store sales decline in the low-single-digit percentage range.

For more detailed information relating to the above matters, please call 626-709-1209 to listen to a recorded commentary. Additionally, a conference call to discuss first quarter results, business trends, guidance and other matters is scheduled for May 18, 2011 at 4:30 PM (ET). The conference call number is 800-638-4817, pass code “Hot Topic”, and will be accessible to all interested parties. It will also be webcast on the company’s Investor Relations website located at http://investorrelations.hottopic.com. A replay of the conference call will be available at 888-286-8010, pass code 89025792, for approximately two weeks. In addition, a webcast replay of the conference call will be available on the company’s Investor Relations website for approximately two weeks.

Hot Topic, Inc. is a mall and web based specialty retailer operating the Hot Topic and Torrid concepts. Hot Topic offers music/pop culture-licensed and music/pop culture-influenced apparel, accessories, music and gift items for young men and women principally between the ages of 12 and 22. Torrid offers apparel, lingerie, shoes and accessories designed for various lifestyles for plus-size females principally between the ages of 15 and 29. As of April 30, 2011, the company operated 642 Hot Topic stores in all 50 states, Puerto Rico and Canada, 151 Torrid stores, and Internet stores www.hottopic.com and www.torrid.com.

This news release and the aforementioned recorded commentary contain forward-looking statements, which may include statements relating to financial results, guidance, store and online operations (including closures, remodels and relocations), projections, financial performance including cost reductions and changes in business operations, and related matters. These statements involve risks and uncertainties, including risks and uncertainties associated with meeting expected financial results, fluctuations in sales and comparable store sales results, music, license and fashion trends, competition from other retailers, uncertainties generally associated with specialty retailing, technology and other risks associated with Internet sales, the effect of negative conditions in the economic environment (including global capital and credit markets), the effect of severe weather or natural disasters, political and/or social changes or events that could negatively impact shopping patterns and/or mall traffic, relationships with mall developers and operators, relationships with our vendors, litigation proceedings and contingent liabilities, as well as other risks detailed in the company’s SEC reports including its Annual Report on Form 10-K for the year ended January 29, 2011 and its Quarterly Reports on Form 10-Q. Historical results achieved are not necessarily indicative of the future prospects of the company, and actual results or circumstances could differ materially from the forward-looking statements.

CONTACT:
Hot Topic, Inc., City of Industry, CA
Jim McGinty, CFO, 626-839-4681 x2675